UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2012 (September 21, 2012)

Ennis, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-5807	75-0256410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Presidential Pkwy. Midlothian, Texas	76065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 775-9801

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Second Amended & Restated Bylaws of Ennis, Inc. a Texas corporation, (the “Company”) were approved by the Board of Directors of the Company on September 21, 2012. Many of the amendments were ministerial in nature, to wit:

-	Correction of Registered Office

-	Correction of standing Committee titles

-	Correction of process for compensating directors

-	Addition of email notification to directors under Article IV

-	Addition of President to defining duties and power to various officer positions

-	Addition of use of unanimous consent for dividend declarations by Directors

-	Defining the Company’s Fiscal Year

-	Addition of appellate and review processes within the various categories of indemnifiable areas under the Indemnification provision of Article VIII.

Additionally Section 10 of the previous bylaws was eliminated and then added under Section 2 (Annual Meetings) and Section 3 (Special Meetings). The additions in these two Sections outlined the timing and procedure for properly presenting new business before Annual and Special Meetings of Shareholders.

New Section 10 of Article II set forth the means of establishing the rules and regulations for conducting business at meetings of shareholders.

In Article VI, Section 1 was deleted and a new Section 1 was added allowing for shares in uncertificated form. Section 2 (Lost Certificates); Section 3 (Transfer of Shares); Section 4 (Registered Shareholders) and Section 5 (Record Date), were added to cover the procedures for each of those topics.

This summary of the amendments is qualified in its entirety by reference to the complete copy of the Second Amended and Restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Ennis, Inc., dated September 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ennis, Inc.

Date: September 27, 2012	By:	/s/ Richard L. Travis, Jr.
Richard L. Travis, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Ennis, Inc., dated September 21, 2012.